UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 21, 2010

SUPERIOR SILVER MINES, INC.

(Exact name of registrant as specified in its charter)

Idaho	333-162515	82-6008752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

413 Cedar Street, Wallace, ID	83873
(Address of principal executive offices)	(Zip Code)

(208) 752-1131

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03

Material Modification to Rights of Security Holders.

See Item 5.03 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item  5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 21, 2010, the Board of Directors of Superior Silver Mines, Inc. (the “Company”), by unanimous written consent, amended the Bylaws of the Company by adding a provision as follows:

Article XIII

APPROVAL OF A DOMESTICATION

The Corporation may, by affirmative vote of its Board of Directors, decide to domesticate this corporation in any state of the United States. The Board of Directors may proceed to implement its decision by instructing the appropriate officers of the corporation to carry out domestication in accordance with applicable law. Shareholder approval of the Board’s decision to domesticate is not required.

Pursuant to Idaho law, an Idaho corporation may change its state of domestication if a Plan of Domestication is approved by the corporation’s board of directors, if the corporation’s bylaws authorize the board of directors to take such action. Absent authorization in the bylaws, a Plan of Domestication must be approved by the board of directors and then submitted to the corporation’s shareholders for approval. The effect of this amendment to the Company’s Bylaws means that the Board of Directors may approve a Plan of Domestication and change the Company’s state of domicile without seeking shareholder approval.

The foregoing description of the Bylaws amendment is qualified in its entirety by reference to the full text of the Bylaws of the Company, as amended, a copy of which is filed herewith as Exhibit 3.1 and incorporated by reference.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

See the Exhibit Index attached hereto which is incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized,

SUPERIOR SILVER MINES, INC.

Date: December 27, 2010

/s/ Thomas S. Smith

By:__________________________

     Thomas S. Smith, President

EXHIBIT INDEX

Exhibit	Description
3.1	Amended Bylaws of Superior Silver Mines, Inc.

Exhibit 3.1